Exhibit 99.1

           Forest City Reports Increases in Net Earnings, Revenues and
                              EBDT for Fiscal 2004

    CLEVELAND--(BUSINESS WIRE)--March 31, 2005--Forest City Enterprises, Inc. (NYSE:FCEA) (NYSE:FCEB) today announced increases in net earnings, revenues and EBDT for the fiscal year ended January 31, 2005.
    Net earnings for fiscal year 2004 were $85.2 million, or $1.67 per share, compared with $42.7 million, or $0.84 per share, for the prior year. Consolidated revenues for the year were $1.0 billion, a 22.8 percent increase over last year's $848.1 million. For the year, EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) was $245.0 million, or $4.81 per share, a 14.5 percent increase on a per share basis compared with last year's EBDT of $212.4 million, or $4.20 per share. 2004 was the Company's 25th consecutive year of EBDT growth.
    For the fourth quarter ended January 31, 2005, net earnings were $5.8 million, or $0.12 per share, compared with a fourth-quarter 2003 net loss of $4.7 million, or ($0.09) per share. Consolidated revenues were $286.9 million compared with $219.9 million in the prior year's fourth quarter. EBDT for the fourth quarter was $36.3 million, or $0.72 per share, compared to last year's fourth-quarter EBDT of $40.8 million, or $0.82 per share.
    EBDT and EBDT per share are non-Generally Accepted Accounting Principle (GAAP) measures provided as a supplement to net earnings and net earnings per share prepared in accordance with GAAP. The Company believes that EBDT provides additional information about its core business operations and is necessary to understand its ongoing financial position. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release. A more complete discussion of EBDT is included at the end of this news release.
    Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package, which the Company will also furnish to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the year ended January 31, 2005, with reconciliations of non-GAAP financial measures, such as comparable net operating income and pro-rata financial statements, to their most directly comparable GAAP financial measures.

    Discussion of Results

    Charles A. Ratner, president and chief executive officer of Forest City Enterprises, said, "We are very pleased with our results for 2004
- it was a year with numerous financial accomplishments and development milestones.
    "We increased net earnings and revenues, and recorded our 25th consecutive year of EBDT growth. Our strong performance during the year was a direct result of our operating portfolio performance, as well as our 10 openings and acquisitions in 2004 and 13 project openings and acquisitions during 2003. EBDT for the year included a $12.4 million, after-tax, realization of deferred financing income accumulated in prior years at our Denver Stapleton mixed-use project.
    "During the fiscal year, we completed two Senior Note offerings, totaling $250 million, and increased availability under our bank line to $450 million. Our balance sheet grew to record levels, with total assets of $7.3 billion and total real estate assets climbing 28.4 percent to $6.5 billion. Shareholders' equity reached $804.5 million, an increase of 7.4 percent compared with fiscal 2003. We closed the fiscal year ended January 31, 2005 with more than $570 million in cash and credit available."
    Comparable real estate portfolio performance is a key driver of Forest City's operating results. Comparable property net operating income (NOI), a non-GAAP financial measure that is defined as NOI from properties operated for full years in both 2004 and 2003, increased
2.1 percent in 2004 compared with the prior year. Comparable property NOI for the retail and office portfolios was up 1.3 percent and 2.4 percent, respectively. In the residential portfolio, comparable property NOI decreased 1.9 percent during the year.
    Comparable property NOI, a non-GAAP financial measure, is based on the pro-rata consolidation method, also a non-GAAP financial measure. A more complete discussion of the pro-rata consolidation method is included at the end of this news release. The Company presents comparable NOI because it believes this information is useful to investors as it more accurately reflects the manner in which the Company operates its business. Also see exhibit included in this news release, which presents comparable property NOI on the full consolidation method.
    Fiscal 2004 comparable occupancies were up portfolio-wide compared with the same period a year ago. Retail occupancies were 93 percent compared with 92 percent last year; office increased to 95 percent from 92 percent; and residential increased to 91 percent from 90 percent.
    Ratner said, "We are gratified that our accomplishments and growth initiatives have been recognized by the market and have directly resulted in increased shareholder value. Our stock price climbed 21.1 percent during the calendar year. The long-term value creation is evident in the total return of our stock, which has averaged 15.1 percent over the last three years, 26.1 percent over the last five years, and 24.9 percent over the past decade."

    Portfolio and Development Highlights

    A schedule of the Company's project openings and acquisitions, and the pipeline of projects under construction is included in this news release. Highlighted below are several of the Company's 2004 project openings, projects under construction, and projects under development.
    Consistent with Forest City's Core Market Strategy, the Company's portfolio is concentrated in the following core markets: New York City/Philadelphia metropolitan area, Boston, Greater Washington D.C./Baltimore, Denver, and California. Forest City has made the strategic decision to focus on these geographic areas because they represent high-growth urban markets with high barriers to entry where the Company has successfully gained access to large, complex commercial, residential and mixed-use projects.
    As a result, Forest City continues to increase its property concentration, based on total property cost, in these core markets. At the close of fiscal 2004, the core markets accounted for approximately 70 percent of the Company's current portfolio, 98 percent of the total projects opened during the year, and 88 percent of the total projects under construction.

    Project Openings

    Forest City opened or acquired 10 projects, representing a total of $601.6 million of cost at the Company's share and $687.0 million of cost on the full consolidation basis during fiscal 2004. Commercial Group openings consisted of four retail centers representing approximately 2.1 million square feet of retail space, and three office buildings accounting for 699,000 square feet. Residential Group's three openings during the year added a total of 396 apartment units.
    The 2004 project openings are expected to generate a 9.24 percent stabilized unleveraged return. Of the 10 property additions, six have been permanently financed at a weighted average interest rate of 5.88 percent, while the remaining were financed with variable-rate debt, one of which is tax-exempt. Project costs are based on the pro-rata consolidation method of accounting - see attached exhibit, which also includes comparable project costs on the full consolidation method.
    During 2004, Forest City held the grand opening of Victoria Gardens, a $184 million open-air lifestyle center designed as a pedestrian-friendly "new downtown" for Rancho Cucamonga in Southern California. Macy's, JCPenney, Robinsons-May and AMC Theaters anchor the 1.2-million-square-foot center. In the current phase, Victoria Gardens opened more than 90 percent leased or committed. Construction on phase two, which will include a community library and cultural arts center, will begin in 2005.
    In its core market of New York City, Forest City opened both the retail and office components of Atlantic Terminal in Brooklyn. The 373,000-square-foot retail center opened 87 percent leased and is anchored by a Super Target store. The retail center is located below the new 399,000-square-foot office building, which is 100 percent leased and is the new home of The Bank of New York.
    At the end of fiscal 2004, construction was completed on Twelve MetroTech Center, a 32-story, 1-million-square-foot office building that will house new facilities for courts and government agencies. Forest City completed the approximately $600 million project over a four-year period on time and on budget, and owns a 177,000-square-foot interest in this office condominium, which it is currently marketing for leasing.
    In Philadelphia, the Company completed, and subsequently exercised its option to acquire, a 123,000-square-foot life sciences project at the University of Pennsylvania. The new facility houses laboratory and office space for the university's translational research program funded by the National Institutes of Health. This project marks Forest City's first biotechnology-related development opportunity outside of the Boston market. Also in Philadelphia, Forest City opened Quartermaster Plaza, a 459,000-square-foot retail center that features anchor stores Home Depot and BJ's Wholesale Club. Located on the site of a former military supply depot, Quartermaster Plaza is 88 percent leased.
    During the year, in the residential portfolio, Forest City opened the 166-unit Sterling Glen of Rye Brook in Rye Brook, New York. Two other senior living projects are currently under construction - Sterling Glen of Lynbrook, a 100-unit community located next to a nature preserve in Lynbrook, New York; and Sterling Glen of Roslyn, 158 units overlooking a harbor in Roslyn, New York. The two properties are scheduled to open in 2005 and 2006, respectively.

    Denver Stapleton

    The transformation of Stapleton, Denver's former airport, into a large, pedestrian-friendly community continued at a rapid pace throughout 2004. During the fourth quarter, there were 142 homes sold and 136 homes closed (occupied). During the fiscal year, 614 homes sold and 576 homes closed. Since inception, 1,665 homes have sold and 1,352 have closed. The builders under contract to develop single-family and multifamily homes have acquired or are under contract to acquire 2,532 lots. Approximately 4,000 people are living at Stapleton today.
    Retail development also remains strong. With the 2004 opening of East 29th Avenue Town Center combined with the 2002 opening of Quebec Square, Stapleton currently has nearly 1 million square feet of retail space. During the year, Forest City broke ground on Stapleton's second regional retail center, the 1.1-million-square-foot Northfield at Stapleton, the first phase of which is expected to open in fiscal 2005, with anchor Bass Pro Shops opening its first store in Colorado.
    Forest City has signed a purchase agreement for all 2,935 acres of developable land at Stapleton. As of the end of fiscal 2004, the Company had purchased 1,090 acres, leaving a balance of 1,845 acres to be acquired for additional development over the course of the next 10 to 15 years. Over and above the developable land to be purchased by Forest City, 1,116 acres are reserved for regional parks and open space.

    Projects Under Construction - and Scheduled to Open in 2005

    At the end of fiscal 2004, Forest City's development pipeline included 17 projects under construction representing a total cost of $742.0 million on a full consolidation basis and $1.2 billion of cost at the Company's pro-rata share - including six retail projects, one office building, nine apartment communities and one condominium redevelopment. Of the projects under construction, 11 of them, representing $387.2 million of cost on the full consolidation basis and $461.7 million of cost at the Company's pro-rata share, are due to be completed in 2005. See attached exhibit, which includes comparable project costs on both a pro-rata share and full consolidation basis.
    Among the projects under construction, and scheduled to open in 2005, is the final phase of one of Forest City's largest and most successful projects - the University Park at MIT biotechnology, life sciences mixed-use development in Cambridge, Massachusetts. The Company will complete the development's final two apartment buildings, 23 Sidney and 100 Landsdowne, which will provide an additional 254 rental residential units, bringing the total residential space to approximately 530 apartment units.
    Openings planned for 2005 include three new retail centers - the 600,000-square-foot Simi Valley Town Center in Southern California; the 359,000-square-foot Saddle Rock in Aurora, Colorado; and the first phase of the 994,000-square-foot Bolingbrook Town Center near Chicago.
    Forest City has identified Los Angeles as a strong market for residential development, and has three projects under construction and scheduled to open during 2005. These projects are the 277 loft apartments at Metro 417 (formerly Subway Terminal), 264 loft units at Metropolitan Lofts, and 228 condominium units at 1100 Wilshire.

    Projects Under Development

    At the end of fiscal 2004, Forest City had more than 25 projects under development representing a total of more than $2 billion of cost at the Company's share and on a full consolidation basis - including several of the largest and most unique projects in Company history. These projects represent opportunities that will continue to fuel the Company's growth. They reflect continued adherence to the Company's Core Market Strategy and its commitment to a diversified portfolio. Forest City expects the majority of these projects to begin construction between 2006 and 2008.
    Among the projects under development during 2004 are: a public/private partnership agreement to develop Brooklyn Atlantic Yards, a mixed-use community whose main attraction is a new arena for the Nets NBA basketball team; the 912,000-square-foot Westminster Mall in Westminster, Colorado; and the right to convert the former United States Marine Hospital at the Presidio of San Francisco into an eight-story apartment community.
    Based on the Company's experience at University Park at MIT, Forest City was successful in securing two new life science development opportunities during fiscal 2004. The Company purchased, and will serve as the lead developer for, the $500 million first-phase development of a mixed-use community adjacent to the Johns Hopkins University medical campus in East Baltimore, Maryland. Additionally, the Company acquired and will redevelop a high-technology business campus in Skokie, Illinois, on the 22-acre site of a research park formerly owned by Pfizer Inc.

    Dispositions

    As a way to continually strengthen the portfolio and raise equity capital, Forest City constantly analyzes its assets to determine optimal timing of dispositions, which enables the Company to redeploy capital in a tax-efficient manner and reinvest in existing properties. Dispositions usually fall into two categories - opportunistic sales where Forest City can take advantage of market conditions and relatively high valuations, or dispositions of non-strategic assets in low-growth markets. The dispositions enable Forest City to tighten its focus on large, complex projects in its core markets.
    During fiscal 2004, Forest City completed 13 property dispositions, representing approximately $273.5 million in aggregate sales price, and generating net proceeds of approximately $115.6 million. Additionally, during the first quarter of 2005, the Company announced the sale of the Showcase specialty retail center in Las Vegas as well as the ground lease and expansion rights to the property, which generated a pre-tax gain of approximately $15 million.
    In line with the Company's strategy to focus exclusively on the real estate business, Forest City Enterprises announced the sale of the assets of one of its wholly owned subsidiaries, Forest City Trading Group, Inc., a lumber wholesaler based in Portland, Oregon. Of the approximate $39 million selling price, $35 million was paid in cash at closing, with the remaining purchase price to be paid over the next five years. As a result, Forest City Enterprises reported a pre-tax gain of approximately $22 million and a pre-tax deferred gain of approximately $4 million that will be recorded and recognized as income over the next five years.

    Public Offerings and Financing Summary

    Forest City continues to access the financial markets to undertake transactions that improve the Company's liquidity and long-term financial flexibility. In February 2004, the Company completed a public debt offering of $100 million of 7.375% Senior Notes due in 2034. In January 2005, the Company sold $150 million of 6.50% Senior Notes due in 2017. The Company used the net proceeds from the offerings to repay recourse debt outstanding under the Company's credit facility and for general corporate and working capital purposes. In March 2004, Forest City announced an expansion of its corporate credit facility to $450 million, which was a $150 million increase in availability under the Company's revolving credit line. In March 2005, the Company's bank group committed to amend its credit agreement to extend the maturity by one year to 2008, lower its interest rate, and allow to further expand the availability under the line by $100 million in the next 24 months through an accordion provision.
    Forest City continues to take advantage of current interest rates and attractive debt markets for its project financings, with primary emphasis on locking in fixed-rate nonrecourse mortgages. During fiscal 2004, Forest City closed on transactions totaling $1.4 billion in nonrecourse mortgage financings, including $415.8 million for new development projects and acquisitions, $757.5 million in refinancings, and $243.4 million in loan extensions and other fundings.
    As of January 31, 2005, the Company's weighted average cost of mortgage debt decreased to 5.75 percent from 5.80 percent at January 31, 2004, primarily due to the increased proportion of lower cost tax-exempt debt. Fixed-rate mortgage debt, which represented 71 percent of the Company's total nonrecourse mortgage debt, decreased from 6.76 percent at January 31, 2004 to 6.46 percent at January 31, 2005. Due to the general increases in short-term interest rates, the variable-rate mortgage debt increased from 3.52 percent at January 31, 2004 to 3.98 percent at January 31, 2005.

    Outlook

    Ratner said, "Fiscal 2004 was notable for the results we achieved and the activities that will spur our future growth. Our development pipeline has many high-impact opportunities, with approximately
$1 billion under construction and another $2 billion under development. These are large, complex projects, which means the investments of time and resources are significant, but so are the potential returns. Furthermore, these projects will be built and opened in phases, which will drive our growth over a number of years similar to our long-term commitment and experience at MetroTech Center and University Park at MIT.

    "Overall, while we feel there is good momentum behind our efforts, we remain cautious about the risks inherent in our business. We are concentrating on delivering projects that capitalize on our core competencies and are aligned with our development strategy, which is focused on high-growth urban markets. That said, we are confident in our ability to deliver our 26th consecutive year of EBDT growth in fiscal 2005, and to continue to enhance shareholder value."

    Corporate Description

    Forest City Enterprises, Inc. is a $7.3 billion NYSE-listed real estate company headquartered in Cleveland, Ohio. The Company is principally engaged in the ownership, development, acquisition and management of commercial and residential real estate throughout the United States. The Company's portfolio includes interests in retail centers, apartment communities, office buildings and hotels in 19 states and the District of Columbia.

    EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.
    The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
    EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges from real estate operations of Forest City Rental Properties Corporation, a wholly owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes;
iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings of the equity method investment.
    EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. Our EBDT may not be directly comparable to similarly titled measures reported by other companies.

    Pro-Rata Consolidation Method

    This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities as consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities ("VIE"), even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method, in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

    Stabilized Unleveraged Return

    When discussing development projects and acquisitions elsewhere in this news release, the Company discusses its expected stabilized unleveraged return for such projects and acquisitions. The Company calculates stabilized unleveraged return on a completed project or acquisition by dividing stabilized NOI (for which there is no comparable GAAP measure) by its total cost. The Company believes that the presentation of stabilized unleveraged return is useful to investors because it is an indicator of the expected profitability and value of the Company's projects and acquisitions in its development pipeline.

    Safe Harbor Language

    Statements made in this news release that state the Company or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's target markets, reliance on major tenants, the impact of terrorist acts, the Company's substantial leverage and the ability to service debt, guarantees under the Company's credit facility, changes in interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, significant geographic concentration, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, competition, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, risks associated with an investment in a professional sports franchise, and other risk factors as disclosed from time to time in the Company's SEC filings, including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2005.


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2005 and 2004
            (dollars in thousands, except per share data)

                                Three Months Ended      Increase
                                   January 31,          (Decrease)
                              ---------------------- ----------------
                                 2005       2004      Amount  Percent
                              ---------------------- -------- -------

Operating Results:
Earnings (loss) from continuing
 operations                     $(13,061)   $(6,921) $(6,140)
Discontinued operations, net
 of tax and minority
 interest(1)                      18,901      2,223   16,678
Cumulative effect of change in
 accounting principle, net of
 tax                                   -          -        -
                              ---------------------- --------
Net earnings                      $5,840    $(4,698) $10,538
                              ====================== ========

Earnings Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT)(2)                 $36,331    $40,811  $(4,480)  -11.0%
                              ====================== ========

Reconciliation of Net Earnings
 to Earnings Before
 Depreciation, Amortization
 and Deferred Taxes (EBDT)(2):

  Net Earnings                    $5,840    $(4,698) $10,538

  Depreciation and
   amortization - Real Estate
   Groups(5)                      53,338     39,888   13,450
  Depreciation and
   amortization - equity
   method investments(3)               -      1,399   (1,399)

  Deferred income tax expense
   - Real Estate Groups(6)          (159)       317     (476)

  Deferred income tax
   (benefit) expense - Non-
   Real Estate Groups:(6)
        Gain/loss on disposition
         of other investments       (151)       (80)     (71)
        Gain on disposition of
         Lumber Group              4,479          -    4,479
        Provision for decline
         in real estate
         recorded on equity
         method                        -     (1,828)   1,828

  Current income tax expense
   (benefit) on non-operating
   earnings:(6)
        Gain/loss on disposition
         of other investments        324          -      324
        Gain on disposition
         included in
         discontinued
         operations               11,355        824   10,531
        Gain/loss on disposition
         recorded on equity
         method                        -       (819)     819
        Provision for decline
         in real estate                -       (608)     608

 Straight-line rent
  adjustment(4)                     (636)    (1,875)   1,239

 Provision for decline in real
  estate, net of minority
  interest                             -        357     (357)

 Provision for decline in real
  estate recorded on equity
  method                               -      4,621   (4,621)

 Loss (gain) on disposition
  recorded on equity method            -      3,573   (3,573)

 (Gain) loss on disposition of
  other investments                 (438)      (260)    (178)

 Discontinued operations:(1)
        Gain on disposition of
         rental properties       (18,394)         -  (18,394)
        Gain on disposition of
         Lumber Group            (22,013)         -  (22,013)
        Provision for decline,
         net of minority
         interest                      -          -        -
        Minority interest -
         Gain on sale              2,786          -    2,786

  Cumulative effect of change
   in accounting principle,
   net of tax                          -          -        -
                              ---------------------- --------
  Earnings Before
   Depreciation, Amortization
   and  Deferred Taxes
   (EBDT)(2)                     $36,331    $40,811  $(4,480)  -11.0%
                              ====================== ========

Diluted Earnings per Common
 Share:

Earnings (loss) from continuing
 operations                       $(0.26)    $(0.14)  $(0.12)
Discontinued operations, net
 of tax and minority
 interest(1)                        0.38       0.05     0.33
Cumulative effect of change in
 accounting principle, net of
 tax                                   -          -        -
                              ---------------------- --------
Net earnings                       $0.12     $(0.09)   $0.21
                              ====================== ========

Earnings Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT)(2)                   $0.72      $0.82   $(0.10)  -12.2%
                              ====================== ========

Operating earnings, net of tax
 (a non-GAAP financial
 measure)                         $(0.21)     $0.02   $(0.23)

Provision for decline in real
 estate, net of tax                    -      (0.06)    0.06

Gain on disposition of rental
 properties, division and
 other investments, net of tax      0.49      (0.04)    0.53

Minority interest                  (0.16)     (0.01)   (0.15)

Cumulative effect of change in
 accounting principle, net of
 tax                                   -          -        -

                              ---------------------- --------
Net earnings                       $0.12     $(0.09)   $0.21
                              ====================== ========

Diluted weighted average
 shares outstanding           50,290,617 49,971,754  318,863
                              ====================== ========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2005 and 2004
            (dollars in thousands, except per share data)

                                     Year Ended          Increase
                                    January 31,          (Decrease)
                               ---------------------- ----------------
                                  2005       2004      Amount  Percent
                               ---------------------- -------- -------

Operating Results:
Earnings (loss) from continuing
 operations                       $40,056    $33,834   $6,222
Discontinued operations, net of
 tax and minority interest(1)      56,411      8,835   47,576
Cumulative effect of change in
 accounting principle, net of
 tax                              (11,261)         -  (11,261)
                               ---------------------- --------
Net earnings                      $85,206    $42,669  $42,537
                               ====================== ========

Earnings Before Depreciation,
 Amortization and  Deferred
 Taxes (EBDT)(2)                 $245,032   $212,392  $32,640    15.4%
                               ====================== ========

Reconciliation of Net Earnings
 to Earnings Before
 Depreciation, Amortization
 and Deferred Taxes (EBDT)(2):

  Net Earnings                    $85,206    $42,669  $42,537

  Depreciation and amortization
   - Real Estate Groups(5)        191,072    138,739   52,333
  Depreciation and amortization
   - equity method
   investments(3)                     237      1,779   (1,542)

  Deferred income tax expense -
   Real Estate Groups(6)           65,790     32,548   33,242

  Deferred income tax (benefit)
   expense - Non-Real Estate
   Groups:(6)
        Gain/loss on disposition
         of other investments        (151)      (259)     108
        Gain on disposition of
         Lumber Group               4,568          -    4,568
        Provision for decline
         in real estate
         recorded on equity
         method                         -     (1,828)   1,828

  Current income tax expense
   (benefit) on non-operating
   earnings:(6)
        Gain/loss on disposition
         of other investments         324          9      315
        Gain on disposition
         included in
         discontinued
         operations                11,215      2,549    8,666
        Gain/loss on disposition
         recorded on equity
         method                      (209)      (819)     610
        Provision for decline
         in real estate                 -       (608)     608

 Straight-line rent
  adjustment(4)                    (3,282)    (7,060)   3,778

 Provision for decline in real
  estate, net of minority
  interest                              -      1,981   (1,981)

 Provision for decline in real
  estate recorded on equity
  method                                -      4,621   (4,621)

 Loss (gain) on disposition
  recorded on equity method       (31,996)     3,573  (35,569)

 (Gain) loss on disposition of
  other investments                  (438)       171     (609)

 Discontinued operations:(1)
        Gain on disposition of
         rental properties        (71,325)    (6,769) (64,556)
        Gain on disposition of
         Lumber Group             (20,920)         -  (20,920)
        Provision for decline,
         net of minority
         interest                       -        773     (773)
        Minority interest -
         Gain on sale               3,680        323    3,357

  Cumulative effect of change
   in accounting principle, net
   of tax                          11,261          -   11,261
                               ---------------------- --------

  Earnings Before Depreciation,
   Amortization and  Deferred
   Taxes (EBDT)(2)               $245,032   $212,392  $32,640    15.4%
                               ====================== ========

Diluted Earnings per Common
 Share:

Earnings (loss) from continuing
 operations                         $0.79      $0.67    $0.12
Discontinued operations, net of
 tax and minority interest(1)        1.11       0.17     0.94
Cumulative effect of change in
 accounting principle, net of
 tax                                (0.23)         -    (0.23)
                               ---------------------- --------
Net earnings                        $1.67      $0.84    $0.83
                               ====================== ========

Earnings Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT)(2)                    $4.81      $4.20    $0.61    14.5%
                               ====================== ========

Operating earnings, net of tax
 (a non-GAAP financial measure)     $0.98      $1.09   $(0.11)

Provision for decline in real
 estate, net of tax                     -      (0.10)    0.10

Gain on disposition of rental
 properties, division and other
 investments, net of tax             1.49       0.04     1.45

Minority interest                   (0.57)     (0.19)   (0.38)

Cumulative effect of change in
 accounting principle, net of
 tax                                (0.23)         -    (0.23)

                               ---------------------- --------
Net earnings                        $1.67      $0.84    $0.83
                               ====================== ========

Diluted weighted average shares
 outstanding                   50,923,028 50,572,173  350,855
                               ====================== ========



            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2005 and 2004
                        (dollars in thousands)


                                  Three Months Ended     Increase
                                      January 31,        (Decrease)
                                  ------------------- ---------------
                                    2005      2004     Amount Percent
                                  ------------------- ---------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues from real estate
 operations
  Commercial Group                $210,530  $162,129  $48,401
  Residential Group                 54,790    42,443   12,347
  Land Development Group            21,575    15,370    6,205
  Corporate Activities                   -       (10)      10
                                  ------------------- --------
       Total Revenues              286,895   219,932   66,963   30.4%

Operating expenses                (173,861) (148,320) (25,541)
Interest expense, including early
 extinguishment of debt            (69,616)  (52,596) (17,020)
Depreciation and amortization(5)   (51,915)  (34,475) (17,440)
Interest income                      7,653     4,192    3,461
Equity in earnings of
 unconsolidated entities            (6,279)   (1,352)  (4,927)
Provision for decline in real
 estate recorded on equity method        -     4,621   (4,621)
(Gain) loss on disposition
 recorded on equity method               -     3,573   (3,573)
Revenues from discontinued
 operations(1)                       4,290    44,862  (40,572)
Expenses from discontinued
 operations(1)                      (7,264)  (40,449)  33,185
                                  ------------------- --------

Operating earnings (a non-GAAP
 financial measure)                (10,097)      (12) (10,085)
                                  ------------------- --------

Income tax (expense) benefit(6)     (1,064)    6,621   (7,685)
Income tax expense from
 discontinued operations(1)(6)     (15,913)   (2,096) (13,817)
Income tax benefit (expense) on
 non-operating earnings items (see
 below)                             16,196    (3,279)  19,475
                                  ------------------- --------

Operating earnings, net of tax (a
 non-GAAP financial measure)       (10,878)    1,234  (12,112)
                                  ------------------- --------

Provision for decline in real
 estate                                  -      (510)     510

Provision for decline in real
 estate included in discontinued
 operations                              -         -        -

Provision for decline in real
 estate recorded on equity method        -    (4,621)   4,621

Gain (loss) on disposition
 recorded on equity method               -    (3,573)   3,573

Gain (loss) on disposition of
 other investments                     438       260      178

Gain on disposition of rental
 properties included in
 discontinued operations(1)         18,394         -   18,394
Gain on disposition of Lumber
 Group included in discontinued
 operations(1)                      22,013         -   22,013

Income tax (benefit) expense on
 non-operating earnings:(6)
     Provision for decline in real
      estate                             -     1,969   (1,969)
     Provision for decline in real
      estate included in
      discontinued operations            -         -        -
     Gain/loss on disposition of
      other investments               (173)     (103)     (70)
     Gain/loss on disposition
      recorded on equity method          -     1,413   (1,413)
     Gain on disposition of rental
      properties included in
      discontinued operations       (6,172)        -   (6,172)
     Gain on disposition of Lumber
      Group included in
      discontinued operations       (9,851)        -   (9,851)
                                  ------------------- --------
Income tax (benefit) expense on
 non-operating earnings (see
 above)                            (16,196)    3,279  (19,475)
                                  ------------------- --------

Minority interest in continuing
 operations                         (5,312)     (673)  (4,639)

Minority interest in discontinued
 operations:(1)
     Operating earnings                167       (94)     261
     Provision for decline in real
      estate                             -         -        -
     Gain on disposition of rental
      properties                    (2,786)        -   (2,786)
                                  ------------------- --------
                                    (2,619)      (94)  (2,525)
                                  ------------------- --------

Minority interest                   (7,931)     (767)  (7,164)
                                  ------------------- --------

Cumulative effect of change in
 accounting principle, net of tax        -         -        -
                                  ------------------- --------

Net earnings                        $5,840   $(4,698) $10,538
                                  =================== ========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2005 and 2004
                        (dollars in thousands)


                                      Year Ended         Increase
                                      January 31,        (Decrease)
                                  ------------------- ----------------
                                    2005      2004     Amount  Percent
                                  ------------------- ----------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues from real estate
 operations
  Commercial Group                 $744,764 $620,275  $124,489
  Residential Group                 204,426  138,397    66,029
  Land Development Group             92,657   89,458     3,199
  Corporate Activities                    4       (9)       13
                                  ------------------- ---------
       Total Revenues             1,041,851  848,121   193,730   22.8%

Operating expenses                 (608,565)(514,934)  (93,631)
Interest expense, including early
 extinguishment of debt            (253,410)(196,870)  (56,540)
Depreciation and amortization(5)   (176,416)(121,428)  (54,988)
Interest income                      44,186   22,712    21,474
Equity in earnings of
 unconsolidated entities             54,392   31,751    22,641
Provision for decline in real
 estate recorded on equity method         -    4,621    (4,621)
(Gain) loss on disposition
 recorded on equity method          (31,996)   3,573   (35,569)
Revenues from discontinued
 operations(1)                      130,527  156,804   (26,277)
Expenses from discontinued
 operations(1)                     (121,860)(146,185)   24,325
                                  ------------------- ---------

Operating earnings (a non-GAAP
 financial measure)                  78,709   88,165    (9,456)
                                  ------------------- ---------

Income tax (expense) benefit(6)     (37,326) (23,957)  (13,369)
Income tax expense from
 discontinued operations(1)(6)      (40,666)  (7,155)  (33,511)
Income tax benefit (expense) on
 non-operating earnings items (see
 below)                              48,999   (1,848)   50,847
                                  ------------------- ---------

Operating earnings, net of tax (a
 non-GAAP financial measure)         49,716   55,205    (5,489)
                                  ------------------- ---------

Provision for decline in real
 estate                                   -   (2,134)    2,134

Provision for decline in real
 estate included in discontinued
 operations                               -   (1,104)    1,104

Provision for decline in real
 estate recorded on equity method         -   (4,621)    4,621

Gain (loss) on disposition
 recorded on equity method           31,996   (3,573)   35,569

Gain (loss) on disposition of
 other investments                      438     (171)      609

Gain on disposition of rental
 properties included in
 discontinued operations(1)          71,325    6,769    64,556
Gain on disposition of Lumber
 Group included in discontinued
 operations(1)                       20,920        -    20,920

Income tax (benefit) expense on
 non-operating earnings:(6)
     Provision for decline in real
      estate                              -    2,611    (2,611)
     Provision for decline in real
      estate included in
      discontinued operations             -      306      (306)
     Gain/loss on disposition of
      other investments                (173)      67      (240)
     Gain/loss on disposition
      recorded on equity method (12,655) 1,413 (14,068) Gain on disposition of rental properties included in
      discontinued operations       (26,752)  (2,549)  (24,203)
     Gain on disposition of Lumber
      Group included in
      discontinued operations        (9,419)       -    (9,419)
                                  ------------------- ---------
Income tax (benefit) expense on
 non-operating earnings (see
 above)                             (48,999)   1,848   (50,847)
                                  ------------------- ---------

Minority interest in continuing
 operations                         (25,094)  (9,256)  (15,838)

Minority interest in discontinued
 operations:(1)
     Operating earnings                (155)    (302)      147
     Provision for decline in real
      estate                              -      331      (331)
     Gain on disposition of rental
      properties                     (3,680)    (323)   (3,357)
                                  ------------------- ---------
                                     (3,835)    (294)   (3,541)
                                  ------------------- ---------

Minority interest                   (28,929)  (9,550)  (19,379)
                                  ------------------- ---------

Cumulative effect of change in
 accounting principle, net of tax   (11,261)       -   (11,261)
                                  ------------------- ---------

Net earnings                        $85,206  $42,669   $42,537
                                  =================== =========



            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2005 and 2004
                            (in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties and a division which have been sold or held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) Amount represents depreciation expense for certain syndicated properties accounted for on the equity method of accounting under both full consolidation and pro-rata consolidation (a non-GAAP financial measure). See our discussion of pro-rata consolidation in the news release.

4) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

5) The following table provides detail of Depreciation and Amortization. The Company's Real Estate Groups are owned by Forest City Rental Properties Corporation, a wholly-owned subsidiary engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

                              Three Months Ended       Year Ended
                                  January 31,          January 31,
                             --------------------- -------------------
                                2005      2004       2005      2004
                             --------------------- -------------------

 Full Consolidation             $51,915   $34,475   $176,416 $121,428
 Non-Real Estate Groups            (528)     (535)    (2,142)  (2,012)
                             --------------------- -------------------
 Real Estate Groups Full
  Consolidation                  51,387    33,940    174,274  119,416
 Real Estate Groups related
  to minority interest           (5,481)   (5,406)   (14,115) (18,951)
 Real Estate Groups Equity
  Method                          7,384    10,080     28,227   33,596
 Real Estate Groups
  Discontinued Operations            48     1,274      2,686    4,678
                             --------------------- -------------------
 Real Estate Groups Pro-Rata
  Consolidation                 $53,338   $39,888   $191,072 $138,739
                             ===================== ===================

                              Three Months Ended       Year Ended
                                  January 31,          January 31,
                             --------------------- -------------------
                                2005      2004       2005      2004
                             --------------------- -------------------
                                (in thousands)       (in thousands)

(6) The following table
 provides detail of Income
 Tax Expense (Benefit):

 (A) Operating earnings
       Current                  $(5,078)  $(4,855)  $(15,286) $(4,828)
       Deferred                   5,969     1,513     39,784   32,876
                             --------------------- -------------------
                                    891    (3,342)    24,498   28,048
                             --------------------- -------------------

 (B) Provision for decline in
  real estate
       Current                        -      (608)         -     (608)
       Deferred                       -       467          -     (175)
                             --------------------- -------------------
          Subtotal                    -      (141)         -     (783)
                             --------------------- -------------------

       Deferred - Equity
        method investment -
        Non-Real Estate
        Groups                        -    (1,828)         -   (1,828)
                             --------------------- -------------------
                                      -    (1,969)         -   (2,611)
                             --------------------- -------------------
 (C) Gain/loss on disposition
  of other investments
       Current                      324         -        324        9
       Deferred - Non-Real
        Estate Groups              (151)      (80)      (151)    (259)
       Deferred - Real Estate
        Groups                        -       183          -      183
                             --------------------- -------------------
                                    173       103        173      (67)
                             --------------------- -------------------
 (D) Gain/loss on disposition
  recorded on equity method
      Current                         -      (819)      (209)    (819)
      Deferred                        -      (594)    12,864     (594)
                             --------------------- -------------------
                                      -    (1,413)    12,655   (1,413)
                             --------------------- -------------------

    Subtotal(A)(B)(C)(D)
      Current                    (4,754)   (6,282)   (15,171)  (6,246)
      Deferred                    5,818      (339)    52,497   30,203
                             --------------------- -------------------
      Income tax expense          1,064    (6,621)    37,326   23,957
                             --------------------- -------------------

 (E) Discontinued operations
  - Rental Properties
      Operating earnings
      Current                      (929)     (140)      (895)    (116)
      Deferred                       69       169        545      812
                             --------------------- -------------------
                                   (860)       29       (350)     696

      Deferred tax on
       provision for decline
       in real estate                 -         -          -     (306)
                             --------------------- -------------------

      Gain on disposition
       of rental properties
      Current                     5,983       824      6,364    2,549
      Deferred                      189      (824)    20,388        -
                             --------------------- -------------------
                                  6,172         -     26,752    2,549
                             --------------------- -------------------
                                  5,312        29     26,402    2,939
                             --------------------- -------------------

  Subtotal(A)(B)(C)(D)(E)
      Current                       300    (5,598)    (9,702)  (3,813)
      Deferred                    6,076      (994)    73,430   30,709
                             --------------------- -------------------
                                 $6,376   $(6,592)   $63,728  $26,896
                             --------------------- -------------------

 (F) Discontinued operations
  - Lumber Group
      Operating earnings
      Current                       640     2,420      4,852    3,798
      Deferred                      110      (353)        (7)     418
                             --------------------- -------------------
                                    750     2,067      4,845    4,216
     Gain on disposition of
      Lumber Group
     Current                      5,372         -      4,851        -
     Deferred                     4,479         -      4,568        -
                             --------------------- -------------------
                                  9,851         -      9,419        -
                             --------------------- -------------------
                                 10,601     2,067     14,264    4,216
                             --------------------- -------------------
  Subtotal(E)(F)                 15,913     2,096     40,666    7,155
                             --------------------- -------------------

  Grand Total(A)(B)(C)(D)(E)(F)
      Current                     6,312    (3,178)         1      (15)
      Deferred                   10,665    (1,347)    77,991   31,127
                             --------------------- -------------------
                                 16,977    (4,525)    77,992   31,112
                             --------------------- -------------------
  Recap of Grand Total:
    Real Estate Groups
      Current                    14,038    (5,308)    10,847    1,919
      Deferred                     (159)      317     65,790   32,548
                             --------------------- -------------------
                                 13,879    (4,991)    76,637   34,467
    Non-Real Estate Groups
      Current                    (7,726)    2,130    (10,846)  (1,934)
      Deferred                   10,824    (1,664)    12,201   (1,421)
                             --------------------- -------------------
                                  3,098       466      1,355   (3,355)
                             --------------------- -------------------
   Grand Total                  $16,977   $(4,525)   $77,992  $31,112
                             ===================== ===================


Development Pipeline

January 31, 2005
2004 Openings / Acquisitions (10)

                                                   Cost at
                                     Cost at        Pro-
                                      Full          Rata
                               Pro-   Con-   Total  Share
            Dev  Date   Legal  Rata   solid- Cost   (Non-
            (D) Opened/ Owner-   %    ation   at    GAAP  Square Feet/
Property/   Acq   Ac-   ship%   (l)  (GAAP)  100%    (b)     Number
Location    (A) quired  (l)(1)  (2)    (a)   (3)   (2)X(3)  of Units
------------------------------------ ---------------------------------
                                         (in millions)
                                     ---------------------
Retail
 Centers:
Brooklyn
 Commons/
 Brooklyn,
 NY          D   Q2-04  70.0% 100.0%  $21.5  $21.5  $21.5   151,000
Atlantic
 Terminal/
 Brooklyn,
 NY          D   Q2-04  70.0% 100.0%   90.1   90.1   90.1   373,000
Quartermaster
 Plaza/
 Phila-
 delphia, PA D   Q3-04  70.0% 100.0%   69.7   69.7   69.7   459,000
Victoria
 Gardens/
 Rancho
 Cucamonga,
 CA          D   Q3-04  80.0%  80.0%  183.6  183.6  146.9 1,156,000(t)
                                     -------------------------------
                                     $364.9 $364.9 $328.2 2,139,000
                                     ---------------------==========

Office:
2 Hanson
 Place
 (Atlantic
 Terminal)/
 Brooklyn,
 NY          D   Q2-04  70.0% 100.0% $107.4 $107.4 $107.4   399,000
Twelve
 MetroTech
 Center (330
 Jay Street)/
 Brooklyn,
 NY          D   Q4-04  80.0%  80.0%   52.1   52.1   41.7   177,000(g)
University
 of Penn-
 sylvania
 (m)/
 Phila-
 delphia, PA A   Q4-04 100.0% 100.0%   56.0   56.0   56.0   123,000
                                     -------------------------------
                                     $215.5 $215.5 $205.1   699,000
                                     ---------------------==========

Residential:
East 29th
 Avenue Town
 Center/
 Botanica/
 Denver, CO  D   Q1-04  90.0%  90.0%  $40.3  $40.3  $36.3       144(h)
Sterling
 Glen of Rye
 Brook(i)
 (o)/
 Rye Brook,
 NY          D   Q1-04  40.0%  40.0%   57.1   57.1   22.8       166
Emerald
 Palms
 Expansion/
 Miami, FL   D   Q2-04 100.0% 100.0%    9.2    9.2    9.2        86
                                     -------------------------------
                                     $106.6 $106.6  $68.3       396
                                     ---------------------==========
Total 2004
 Openings /
 Acquisitions
 (b)(d)                              $687.0 $687.0 $601.6
                                     =====================

----------------------------------------------------------------------
                                                   Opened in '04/Total
                                                  -------------------
Residential
 Phased-In
 Units(c)(e):
Settler's
 Landing at
 Greentree/
 Streets-
 boro, OH    D  2001-04  50.0% 50.0%   $0.0  $26.6  $13.3   104/408
Eaton Ridge/
 Sagamore
 Hills, OH   D  2002-04  50.0% 50.0%    0.0   14.4    7.2    36/260
Newport
 Landing/
 Coventry,
 OH          D  2002-05  50.0% 50.0%    0.0   16.0    8.0    48/336
Woodgate/
 Evergreen
 Farms/
 Olmsted
 Township,
 OH          D  2004-07  33.0% 33.0%    0.0   22.9    7.6   120/348
                                     -------------------------------
Total(b)(k)                            $0.0  $79.9  $36.1    308/1,352
                                     =================================
--------------------------------------------------------------------
See attached 2004 footnotes.


Development Pipeline

January 31, 2005
Under Construction (17)


                              Cost at        Cost at
                               Full          Pro-Rata
           Anti-         Pro-  Con-            Share
Prop-  Dev cipat- Legal  Rata  solid-  Total   (Non-    Square   Pre-
erty/  (D)  ed    Owner-   %   ation   Cost    GAAP)    Feet/   Leased
Loca-  Acq Open-  ship%   (l) (GAAP)  at 100%   (b)     Number   (Wtd.
tion   (A)  ing   (l)(1)  (2)   (a)     (3)   (2)X(3)  of Units  Avg.)
----------------------------- --------------------------------- ------
                                    (in millions)
                              ------------------------
Retail
 Centers:
Hispanic
 Retail
 Group-
 Gigante
 (c)/
 Ingle-
 wood,
 CA     D Q1-05  19.0%  19.0%  $0.0     $9.6     $1.8    53,000   100%
Saddle
 Rock/
 Aurora,
 CO     D Q1-05  80.0% 100.0%  31.8     31.8     31.8   359,000    33%
Simi
 Valley
 Town
 Center/
 Simi
 Valley,
 CA     D Q3-05  85.0% 100.0% 133.9    133.9    133.9   600,000    75%
Short Pump
 Expansion/
 Richmond,
 VA     D Q3-05  50.0% 100.0%  27.0     27.0     27.0    88,000    73%
Northfield
 at
 Stapleton/
 Denver,
 CO     D Q3-06  90.0%  90.0% 164.9    164.9    148.4 1,142,000(s) 52%
San
 Francisco
 Centre
 (c)(n)/
 San
 Francisco,
 CA     D Q3-06  50.0%  50.0%   0.0    416.2    208.1   964,000(u)  8%
                             ----------------------------------
                             $357.6   $783.4   $551.0 3,206,000    42%
                             ----------------------------------
Office:
New York
 Times(c)/
 Manhattan,
 NY     D Q2-07  28.0%  40.0%  $0.0   $415.0   $166.0   734,000     0%
                             ----------------------------------
                               $0.0   $415.0   $166.0   734,000     0%
                             -------------------------=========
Residential:
23 Sidney
 Street/
 Cambridge,
 MA     D Q1-05 100.0% 100.0% $17.9    $17.9    $17.9        51
Metro 417
 (r)/ Los
 Angeles,
 CA     D Q1-05 100.0% 100.0%  56.9     56.9     56.9       277
Metro-
 politan
 Lofts(c)/
 Los
 Angeles,
 CA     D Q1-05  50.0%  50.0%   0.0     62.8     31.4       264
Ashton
 Mill/
 Provi-
 dence,
 RI     D Q1-05 100.0% 100.0%  28.4     28.4     28.4       193
Sterling
 Glen of
 Lynbrook
 (i)(p)/
 Lynbrook,
 NY     D Q2-05  80.0%  80.0%  27.4     27.4     21.9       100
100
 Lands-
 downe/
 Cam-
 bridge,
 MA     D Q3-05 100.0% 100.0%  63.9     63.9     63.9       203
Central
 Station
 Apartments/
 Chicago,
 IL     D Q1-06 100.0% 100.0% 115.9    115.9    115.9       502
Sterling
 Glen of
 Roslyn
 (q)(i)/
 Roslyn,
 NY     D Q2-06  80.0%  80.0%  74.0     74.0     59.2       158
Ohana
 Military
 Commun-
 ities
 (c)/
 Honolulu,
 HI     D Q1-08   7.0%   7.0%   0.0    316.5     22.2     1,952
                             ----------------------------------
                             $384.4   $763.7   $417.7     3,700
                             -------------------------=========
Condominiums:
 1100
 Wilshire
 Condo-
 miniums
 (c)/
 Los
 Angeles,
 CA     D Q2-05  40.0%  40.0%  $0.0   $117.0    $46.8       228
                             ----------------------------------
                               $0.0   $117.0    $46.8       228
                             -------------------------=========
Total Under
 Construction
 (b)(j)                      $742.0 $2,079.1 $1,181.5
                             ========================
LESS: Above
 Properties to
 be sold as
 condominiums                $  0.0 $  117.0 $   46.8
                             ------------------------
Under Construction
 less Condos                 $742.0 $1,962.1 $1,134.7
                             ========================

----------------------------------------------------------------------
Residential                                               Under
 Phased-In Units Under                                   Const./
 Construction(c)(e):                                      Total
                                                         -------
Arbor Glen/
 Twinsburg,
 OH       2004-07 50.0%  50.0%  $0.0    $18.4     $9.2   144/288
Newport
 Landing/
 Coventry,
 OH       2002-05 50.0%  50.0%   0.0     16.0      8.0    60/336
Woodgate/
 Evergreen
 Farms/
 Olmsted
 Township,
 OH       2004-07 33.0%  33.0%   0.0     22.9      7.6   108/348
Pine Ridge
 Expansion/
 Willoughby,
 OH       2005-06 50.0%  50.0%   0.0     16.4      8.2   162/162
                              ----------------------------------
Total(b)(f)                     $0.0    $73.7    $33.0 474/1,134
                              ==================================
----------------------------------------------------------------------
See attached 2004 footnotes.



Development Pipeline

2004 FOOTNOTES
----------------------------------------------------------------------

(a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").

(b) Cost at Pro-rata Share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a Non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(c) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(d) The difference between the full consolidation amount (GAAP) of $687.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $601.6 million of cost consists of a reduction to full consolidation for minority interest of $85.4 million of cost and the addition of its share of cost for unconsolidated investments of $0.0 million.

(e) Phased-in openings. Costs are representative of the total project.

(f) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $33.0 million of cost consists of the Company's share of cost for unconsolidated investments of $33.0 million.

(g) Represents the Company's portion of this 1.1 million square-foot office condominium.

(h) Project also includes 141,000 total square feet (57,000 square feet owned/managed by FCE) of retail and 34,000 square feet of office space.

(i) Supported-living property.

(j) The difference between the full consolidation amount (GAAP) of $742.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $1,181.5 million of cost consists of a reduction to full consolidation for minority interest of $36.8 million of cost and the addition of its share of cost for unconsolidated investments of $476.3 million.

(k) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $36.1 million of cost consists of its share of cost for unconsolidated investments of $36.1 million.

(l) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For these projects, the Company provides funding for certain of its partners' equity contributions. The Company consolidates its investments in these projects in accordance with FIN No. 46(R) at a consolidation percentage that is reflected in the Pro-Rata % column. These advances entitle the Company to a preferred return on investment, which is payable from cash flows of each respective property. At the point the Company is no longer entitled to a preferred return on a particular joint venture because the partner's advance has been repaid in full, the Company's net assets will be adjusted to its intended ownership percentage (reflected in the Legal Ownership % column) by recording a minority interest to reflect the amount of the partner's claim on those net assets.

(m) The Company exercised its option to acquire this property in the fourth quarter.

(n) This project will also include the acquisition of an adjacent retail center totaling 508,000 square feet.

(o) Formerly Stone Gate at Bellefair.

(p) Formerly Tanglewood Crest.

(q) Formerly Bryant Landing.

(r) Formerly Subway Terminal.

(s) Includes 30,000 square feet of office space.

(t) Includes 45,000 square feet of office space.

(u) Includes 235,000 square feet of office space.




                  Net Operating Income (in Thousands)
----------------------------------------------------------------------

                            Fiscal Year Ended January 31, 2005
                  ----------------------------------------------------
                                          Plus
                                        Unconsol-
                                         idated      Plus
                                  Less   Invest-    Discon-   Pro-Rata
                      Full      Minority ments at   tinued    Consol-
                  Consolidation Interest Pro-Rata  Operations idation
                  ----------------------------------------------------

Commercial Group
  Retail
    Comparable         $121,528 $15,805    $8,894         $- $114,617
    ------------------------------------------------------------------
    Total               161,093  15,436    12,592      1,214  159,463

  Office Buildings
    Comparable          136,256  20,436     2,010          -  117,830
    ------------------------------------------------------------------
    Total               199,411  38,180     4,667      2,165  168,063

  Hotels
    Comparable           20,751   3,646     2,473          -   19,578
    ------------------------------------------------------------------
    Total                24,201   2,708     2,473          -   23,966

  Other                  (3,590)    604     1,002          -   (3,192)

Total Commercial Group
    Comparable          278,535  39,887    13,377          -  252,025
    ------------------------------------------------------------------
    Total               381,115  56,928    20,734      3,379  348,300

Residential Group
    Comparable           85,271   4,257    12,196          -   93,210
    ------------------------------------------------------------------
    Total               102,038   4,516    28,918      5,178  131,618

Total Real Estate Groups
    Comparable          363,806  44,144    25,573          -  345,235
    ------------------------------------------------------------------
    Total               483,153  61,444    49,652      8,557  479,918

Land Development Group   86,982   6,344       548          -   81,186

Lumber Group                  -       -         -          -        -

The Nets                (10,889)      -       518          -  (10,371)

Corporate Group         (35,503)      -         -          -  (35,503)
----------------------------------------------------------------------
Grand Total            $523,743 $67,788   $50,718     $8,557 $515,230
----------------------------------------------------------------------


                           Fiscal Year Ended January 31, 2004
                 ----------------------------------------------------
                                          Plus
                                        Unconsol-
                                         idated      Plus
                                  Less   Invest-    Discon-   Pro-Rata
                      Full      Minority ments at   tinued    Consol-
                  Consolidation Interest Pro-Rata  Operations idation
                  ----------------------------------------------------

Commercial Group
  Retail
    Comparable         $123,220 $19,316    $9,228         $- $113,132
    ------------------------------------------------------------------
    Total               133,109  22,790    21,047      2,398  133,764

  Office Buildings
    Comparable          133,652  20,569     1,981          -  115,064
    ------------------------------------------------------------------
    Total               156,768  28,567     4,685      3,827  136,713

  Hotels
    Comparable           14,190   1,738     2,532          -   14,984
    ------------------------------------------------------------------
    Total                23,075   5,471     2,532          -   20,136

  Other                  (2,123)   (315)    7,278          -    5,470

Total Commercial Group
    Comparable          271,062  41,623    13,741          -  243,180
    ------------------------------------------------------------------
    Total               310,829  56,513    35,542      6,225  296,083

Residential Group
    Comparable           85,878   1,793    10,934          -   95,019
    ------------------------------------------------------------------
    Total                91,572   2,025    22,169      9,175  120,891

Total Real Estate Groups
    Comparable          356,940  43,416    24,675          -  338,199
    ------------------------------------------------------------------
    Total               402,401  58,538    57,711     15,400  416,974

Land Development Group   41,862   2,151     5,388          -   45,099

Lumber Group                  -       -         -          -        -

The Nets                      -       -         -          -        -

Corporate Group         (25,972)      -         -          -  (25,972)
----------------------------------------------------------------------
Grand Total            $418,291 $60,689   $63,099    $15,400 $436,101
----------------------------------------------------------------------


                           -------------------------------------------
                                            % Change
                           -------------------------------------------
                            Full Consolidation  Pro-Rata Consolidation
                           -------------------------------------------

Commercial Group
  Retail
    Comparable                        -1.4%                       1.3%
    ------------------------------------------------------------------
    Total

  Office Buildings
    Comparable                         1.9%                       2.4%
    ------------------------------------------------------------------
    Total

  Hotels
    Comparable                        46.2%                      30.7%
    ------------------------------------------------------------------
    Total

  Other

Total Commercial Group
    Comparable                         2.8%                       3.6%
    ------------------------------------------------------------------
    Total

Residential Group
    Comparable                        -0.7%                      -1.9%
    ------------------------------------------------------------------
    Total

Total Real Estate Groups
    Comparable                         1.9%                       2.1%
    ------------------------------------------------------------------
    Total

Land Development Group

Lumber Group

The Nets

Corporate Group
----------------------------------------------------------------------
Grand Total
----------------------------------------------------------------------



 Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
  (GAAP) (in thousands):
                              Year Ended January 31, 2005
                ------------------------------------------------------

                                        Plus
                                       Unconsol-
                                        idated     Plus
                   Full       Less     Invest-    Discont-  Pro-Rata
                  Consol-    Minority  ments at   inued      Consol-
                   idation   Interest  Pro-Rata  Operations   idation
                ------------------------------------------------------

 Revenues from
  real estate
  operations    $1,041,851  $143,894   $260,844    $17,226 $1,176,027
 Exclude
  straight-line
  rent
  adjustment(1)    (12,748)        -          -       (849)   (13,597)
                ------------------------------------------------------
 Adjusted
  revenues       1,029,103   143,894    260,844     16,377  1,162,430

 Operating
  expenses         608,565    80,252    155,898      8,062    692,273
 Add back
  depreciation
  and
  amortization
  for non-Real
  Estate
  Groups(b)          2,142         -      4,177          -      6,319
 Exclude
  straight-line
  rent
  adjustment(2)    (10,301)        -          -        (14)   (10,315)
                ------------------------------------------------------
 Adjusted
  operating
  expenses         600,406    80,252    160,075      8,048    688,277

 Add interest
  income            44,186     4,146        550        228     40,818
 Add equity in
  earnings of
  unconsolidated
  entities          54,392         -    (54,370)         -         22
 Remove (gain)
  loss on
  disposition
  recorded on
  equity method    (31,996)        -     31,996          -          -
 Add back equity
  method
  depreciation
  and
  amortization
  expense (see
  below)            28,464         -    (28,227)         -        237
                ------------------------------------------------------

 Net Operating
  Income           523,743    67,788     50,718      8,557    515,230

 Interest
  expense,
  including
  early
  extinguishment
  of debt         (253,410)  (28,579)   (50,718)    (7,584)  (283,133)

 Gain (loss) on
  disposition of
  equity method
  rental
  properties(c)     31,996         -          -          -     31,996

 (Loss) gain on
  disposition of
  rental
  properties and
  other
  investments          438         -          -     67,645     68,083

 Provision for
  decline in
  real estate            -         -          -          -          -

 Depreciation
  and
  amortization -
  Real Estate
  Groups(a)       (174,274)  (14,115)   (28,227)    (2,686)  (191,072)

 Straight-line
  rent
  adjustment(1)
  + (2)              2,447         -          -        835      3,282

 Equity method
  depreciation
  and
  amortization
  expense (see
  above)           (28,464)        -     28,227          -       (237)
                ------------------------------------------------------

 Earnings before
  income taxes     102,476    25,094          -     66,767    144,149

 Income tax
  provision        (37,326)        -          -    (26,402)   (63,728)
                ------------------------------------------------------
 Earnings before
  minority
  interest,
  discontinued
  operations and
  cumulative
  effect of
  change in
  accounting
  principle         65,150    25,094          -     40,365     80,421

 Minority
  Interest         (25,094)  (25,094)         -          -          -
                ------------------------------------------------------
 Earnings from
  continuing
  operations        40,056         -          -     40,365     80,421

 Discontinued
  operations,
  net of tax and
  minority
  interest:
   Operating
    earnings
    from Lumber
    Group            4,545         -          -          -      4,545
   Operating
    (loss)
    earnings
    from rental
    properties        (528)        -          -        528          -
   Gain on
    disposition
    of Lumber
    Group           11,501         -          -          -     11,501
   Gain on
    disposition
    of rental
    properties      40,893         -          -    (40,893)         -
                ------------------------------------------------------
                    56,411         -          -    (40,365)    16,046
                ------------------------------------------------------

 Cumulative
  effect of
  change in
  accounting
  principle, net
  of tax           (11,261)        -          -          -    (11,261)
                ------------------------------------------------------

                ------------------------------------------------------
 Net earnings      $85,206        $-         $-         $-    $85,206
                ======================================================


 (a)Depreciation
     and
     amortization -
     Real Estate
     Groups       $174,274   $14,115    $28,227     $2,686   $191,072
 (b)Depreciation
     and
     amortization -
     Non-Real
     Estate Groups   2,142         -      4,177          -      6,319
                ------------------------------------------------------
   Total
    depreciation
    and
    amortization  $176,416   $14,115    $32,404     $2,686   $197,391
                ======================================================

Note c) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the year ended January 31, 2005, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban and Manhattan Town Center Mall, resulting in a gain on disposition of $31,996. Also, for the year ended January 31, 2004, one equity method investment, Waterford Village, was sold resulting in a loss on disposition of $3,573. These were included in equity in earnings of unconsolidated real estate entities in the Consolidated Statement of Earnings, and therefore, is included in Earnings from Continuing Operations.


 Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
  (GAAP) (in thousands):
                                Year Ended January 31, 2004
                    --------------------------------------------------

                                          Plus
                                         Unconsol-
                                          idated     Plus
                      Full      Less     Invest-    Discont-  Pro-Rata
                      Consol-  Minority  ments at   inued      Consol-
                      idation  Interest  Pro-Rata  Operations  idation
                    --------------------------------------------------

 Revenues from real
  estate operations $848,121  $147,393   $260,215    $30,589 $991,532
 Exclude straight-
  line rent
  adjustment(1)      (11,891)        -          -       (793) (12,684)
                    --------------------------------------------------
 Adjusted revenues   836,230   147,393    260,215     29,796  978,848

 Operating expenses  514,934    86,930    144,552     14,521  587,077
 Add back
  depreciation and
  amortization for
  non-Real Estate
  Groups(b)            2,012         -        241          -    2,253
 Exclude straight-
  line rent
  adjustment(2)       (5,596)        -          -        (28)  (5,624)
                    --------------------------------------------------
 Adjusted operating
  expenses           511,350    86,930    144,793     14,493  583,706

 Add interest income  22,712       226        274         97   22,857
 Add equity in
  earnings of
  unconsolidated
  entities            31,751         -    (15,428)         -   16,323
 Remove (gain) loss
  on disposition
  recorded on equity
  method               3,573         -     (3,573)         -        -
 Add back equity
  method
  depreciation and
  amortization
  expense (see
  below)              35,375         -    (33,596)         -    1,779
                    --------------------------------------------------

 Net Operating
  Income             418,291    60,689     63,099     15,400  436,101

 Interest expense,
  including early
  extinguishment of
  debt              (196,870)  (32,329)   (58,478)    (9,087)(232,106)

 Gain (loss) on
  disposition
  of equity method
  rental
  properties(c)       (3,573)        -          -          -   (3,573)

 (Loss) gain on
  disposition of
  rental properties
  and other
  investments           (171)        -          -      6,446    6,275

 Provision for
  decline in real
  estate              (2,134)     (153)    (4,621)      (773)  (7,375)

 Depreciation and
  amortization -
  Real Estate
  Groups(a)         (119,416)  (18,951)   (33,596)    (4,678)(138,739)

 Straight-line rent
  adjustment(1) +
  (2)                  6,295         -          -        765    7,060

 Equity method
  depreciation and
  amortization
  expense (see
  above)             (35,375)        -     33,596          -   (1,779)
                    --------------------------------------------------

 Earnings before
  income taxes        67,047     9,256          -      8,073   65,864

 Income tax
  provision          (23,957)        -          -     (2,939) (26,896)
                    --------------------------------------------------
 Earnings before
  minority interest,
  discontinued
  operations and
  cumulative effect
  of change in
  accounting
  principle           43,090     9,256          -      5,134   38,968

 Minority Interest    (9,256)   (9,256)         -          -        -
                    --------------------------------------------------
 Earnings from
  continuing
  operations          33,834         -          -      5,134   38,968

 Discontinued
  operations, net of
  tax and minority
  interest:
      Operating
       earnings from
       Lumber Group    3,701         -          -          -    3,701
      Operating
       (loss)
       earnings from
       rental
       properties      1,237         -          -     (1,237)       -
      Gain on
       disposition
       of Lumber
       Group               -         -          -          -        -
      Gain on
       disposition
       of rental
       properties      3,897         -          -     (3,897)       -
                    --------------------------------------------------
                       8,835         -          -     (5,134)   3,701
                    --------------------------------------------------

 Cumulative effect
  of change in
  accounting
  principle, net of
  tax                      -         -          -          -        -
                    --------------------------------------------------

                    --------------------------------------------------
 Net earnings        $42,669        $-         $-         $-  $42,669
                    ==================================================


 (a) Depreciation
  and amortization -
  Real Estate
  Groups            $119,416   $18,951    $33,596     $4,678 $138,739
 (b) Depreciation
  and amortization -
  Non-Real Estate
  Groups               2,012         -        241          -    2,253
                    --------------------------------------------------
    Total
     depreciation
     and
     amortization   $121,428   $18,951    $33,837     $4,678 $140,992
                    ==================================================

Note c) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the year ended January 31, 2005, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban and Manhattan Town Center Mall, resulting in a gain on disposition of $31,996. Also, for the year ended January 31, 2004, one equity method investment, Waterford Village, was sold resulting in a loss on disposition of $3,573. These were included in equity in earnings of unconsolidated real estate entities in the Consolidated Statement of Earnings, and therefore, is included in Earnings from Continuing Operations.

    CONTACT: Forest City Enterprises, Inc.
             Thomas G. Smith or Thomas T. Kmiecik, 216-621-6060
             On the Web: www.forestcity.net